UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Dycom Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Banyan Blvd., Suite 1101

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, Luis Avila-Marco notified the Board of Directors (the “Board”) of Dycom Industries, Inc. (the “Company”) that he has decided not to stand for reelection at the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) and will retire from the Board as of the 2026 Annual Meeting. Mr. Avila-Marco’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company currently anticipates reducing the size of the Board from 10 to 9 members upon Mr. Avila-Marco’s retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	DYCOM INDUSTRIES, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Senior Vice President, General Counsel and Corporate Secretary